UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                             PASSUR AEROSPACE, INC.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                           if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, Schedule, or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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                             PASSUR AEROSPACE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 10, 2012

The Annual Meeting of the shareholders of PASSUR Aerospace, Inc. (the "Company") will be held at 11:00 a.m., local time, on April 10, 2012 at One Landmark Square, Suite 1900, Stamford, Connecticut, for the following purposes:

     1.   To elect Directors for the next fiscal year;

     2. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 31, 2012;

     3. To transact such business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on February 24, 2012 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from March 1, 2012 to the date of the Annual Meeting at the Company's headquarters in Connecticut.

Whether you expect to attend the Annual Meeting or not, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 10, 2012. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 31, 2011 are available on our website at http://www.passur.com/who-we-are-investors-sec-filings.htm.

                                             By Order of the Board of Directors




                                             Jeffrey P. Devaney
                                             Chief Financial Officer, Treasurer,
                                             and Secretary



One Landmark Square, Suite 1900
Stamford, Connecticut 06901
March 1, 2012











           IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                             AND RETURNED PROMPTLY

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



                             PASSUR AEROSPACE, INC.
                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PASSUR Aerospace, Inc. (the "Company", "our") for use at the Annual Meeting of Shareholders to be held at 11:00 a.m., local time, on April 10, 2012 at One Landmark Square, Suite 1900, Stamford, Connecticut. Distribution of this proxy statement and the enclosed proxy card to shareholders is scheduled to begin on or about March 5, 2012.

Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting, or any adjournment or postponement thereof, in accordance with any specification thereon, or if no specification is made, such proxies will be voted "FOR" the election of the named Director nominees and "FOR" the ratification of BDO USA, LLP as the Company's independent registered public accountants. The Board of Directors knows of no other matters which may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. Any person giving a proxy may revoke it by written notice to the Company, or by delivering a valid, later-dated proxy in a timely manner, at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting. The Company will bear the entire cost of the solicitation of proxies for the Annual Meeting.

The Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2011, as filed with the Securities and Exchange Commission and including the financial statements of the Company, is enclosed herewith.

The mailing address of the principal executive office of the Company is One Landmark Square, Suite 1900, Stamford, Connecticut, 06901. This Proxy Statement and the accompanying form of proxy are expected to be mailed to the shareholders of the Company on or about March 5, 2012.

                               VOTING SECURITIES

The Company's only class of voting securities outstanding is its Common Stock, par value $0.01 per share (the "Common Stock"). On February 24, 2012, there were _________ shares of Common Stock outstanding. At the Annual Meeting, each shareholder of record at the close of business on February 24, 2012, will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm. An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum. In the event of a "broker non-vote" (shares held by a broker or nominee who does not have discretionary authority to vote on a particular matter and has not received voting instructions from the client) with respect to any proposal coming before the meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum. Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect. Please note that brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please vote your proxy so your vote can be counted. An automated system administered by the Company's transfer agent will be used to tabulate the proxies.

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



                            I. ELECTION OF DIRECTORS

Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Directors of the Company, to serve until the next Annual Meeting and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

If any nominee is unable to stand for election when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to stand for election.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information with respect to the principal occupation or employment, other affiliations, and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years. All of the nominees are currently Directors of the Company.

G. S. Beckwith Gilbert, age 70, has continued to serve as the Company's Chairman of the Board since his election in 1997. Mr. Gilbert was appointed Chief Executive Officer in October of 1998 and served as such until his retirement from that post on February 1, 2003. Mr. Gilbert is also President and Chief Executive Officer of Field Point Capital Management Company, a merchant-banking firm, a position he has held since 1988. He is a Director of Davidson Hubeny Brands. Mr. Gilbert is also the Co-Chairman of the Immunology Advisory Council of Harvard Medical School, and Chairman Emeritus of the Board of Fellows of Harvard Medical School, a Director of the Yale Cancer Center, a Director of the Cancer Research Institute, and a member of the Council on Foreign Relations. Mr. Gilbert's current service as Chairman of the Board of the Company and prior service as Chief Executive Officer of the Company, as well as his prior board and executive management experience, allow him to provide in-depth knowledge of the Company and other valuable insight and knowledge to the Board.

James T. Barry, age 50, was named President of the Company on April 14, 2003 and Chief Executive Officer on February 1, 2003. Since Mr. Barry joined the Company in 1998, he has held the positions of Chief Operating Officer, Chief Financial Officer, Secretary, and Executive Vice President. Mr. Barry has also been a Director of the Company since 2000. From 1989 to 1998, he was with Dianon Systems, Inc., most recently as Vice President of Marketing. Prior to Dianon, Mr. Barry was an officer in the United States Marine Corps. Mr. Barry's knowledge of the Company through his service as a Director, President and Chief Executive Officer of the Company allow him to bring valuable insight and knowledge to the Board.

John R. Keller, age 71, serves as Executive Vice President of the Company, a position he has held since the Company's inception in 1967 as one of the co-founders. Mr. Keller has also been a Director of the Company since 1997. Mr. Keller received his bachelor's and master degrees in engineering from New York University in 1960 and 1962, respectively. Mr. Keller's knowledge of the Company through his service as a Director and Executive Vice President of the Company allow him to bring valuable insight and knowledge to the Board.

Paul L. Graziani, age 54, has been a Director of the Company since 1997 and is the Chairman of the Audit Committee. He currently serves as Chief Executive Officer of Analytical Graphics, Inc. (AGI), a leading producer of commercially available analysis and visualization software for the aerospace, defense, and intelligence communities, a position he has held since January 1989. Until March 2009, he also served as AGI's President. In recent times, Mr. Graziani has been recognized as "CEO of the Year" by the Philadelphia region's Eastern Technology Council and the Chester County Chamber of Business and Industry; "Entrepreneur of the Year" regional winner by Ernst & Young; and "Businessman of the Year" by the local Great Valley Regional Chamber of Commerce. He sits on the Boards of Directors of the United States Geospatial Intelligence Foundation (USGIF) and Federation of Galaxy Explorers (FOGE), and is a member of the boards of governors of the Civil Air Patrol (CAP) and the Aerospace Industries Association
(AIA). He is an associate fellow of the American Institute of Aeronautics and Astronautics (AIAA) and has formerly served on the advisory board for Penn State Great Valley. After fulfilling his board tenure, he was recently elected to the honorary position of Life Director of The Space Foundation. In 2009 AGI was named a "Top Small Workplace" by the Wall Street Journal and the non-profit organization Winning Workplaces. Mr. Graziani's knowledge of the Company through his service as a Director of the Company, as well as his experience as CEO of a software company, allow him to bring valuable insight and knowledge to the Board.

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


Bruce N. Whitman, age 78, has been a Director of the Company since 1997 and is the Chairman of the Executive Committee. He is the Chairman, CEO and President of FlightSafety International and has held other positions such as Executive Vice President since 1961. Mr. Whitman is currently Co-Chairman of the Board and Chairman of the Nominating Committee of the Congressional Medal of Honor Foundation; a Director of the General Aviation Manufacturers Association; an Executive Committee member of NATA's Air Charter Safety Foundation Board of Governors; a Director and member of the Executive Committee of ORBIS International and a Director Emeritus of the Smithsonian National Air and Space Museum. Mr. Whitman is Vice Chairman of the Air Force Academy Falcon Foundation; Vice President of The Wings Club; a Trustee and member of the Executive Committee of the National World War II Museum and a Trustee of Kent School; member of the Harvard Medical School Immunology Advisory Council; member of the Boards of Business Executives for National Security, Corporate Angel Network, and the USO of Metropolitan New York. Mr. Whitman was honored with the 2009 Distinguished Service Award by the USO of Metropolitan New York. Mr. Whitman's knowledge of the Company through his service as a Director and Chairman of the Executive Committee, as well as his extensive participation as a member of various business and charitable organizations, enable him to bring valuable insights and knowledge to the Board.

Richard R. Schilling, Jr., age 86, has been a Director of the Company since 1974. Mr. Schilling is a member of the law firm of Burns, Kennedy, Schilling & O'Shea, New York, New York, where he has been practicing since October 1964. Mr. Schilling's knowledge of the Company through his service as a Director of the Company, as well as his extensive legal experience, allow him to bring valuable insight and knowledge to the Board.

James J. Morgan, age 69, has been a Director of the Company since September 12, 2005 and is the Chairman of the Compensation Committee. Mr. Morgan is also a partner in the New York City based private equity firm Jacobson Partners, a position he has held since September 2001. Mr. Morgan retired in 1997 as President and Chief Executive Officer of Philip Morris Incorporated. Mr. Morgan's knowledge of the Company through his service as a Director of the Company, as well as his prior experience as CEO of a publicly-traded company, allow him to bring valuable insight and knowledge to the Board.

Kurt J. Ekert, age 41, has been a Director of the Company since September 10, 2009. Mr. Ekert is currently the Chief Commercial Officer, Travelport GDS (including brands Galileo and Worldspan) and has held this position since 2010, where he holds global responsibility for sales, customer engagement, sourcing, and operations across 160 countries. In this role, he holds offices in Langley, U.K. and Atlanta, U.S. Travelport is a Blackstone portfolio company. From 2006 to 2010, Mr. Ekert was Chief Operating Officer, GTA by Travelport, a global, multi-channel travel intermediary focused on hotels and travel services, with 31 offices in EMEA, APAC and the Americas. Mr. Ekert led GTA's commercial and operations functions, as well as all elements of its online consumer business, OctopusTravel.com. Prior to joining GTA, he was Senior Vice President, Travelport Supplier Services, where he oversaw supplier sales, strategy and content for the Travelport Americas business and consumer groups including Galileo and Orbitz Worldwide. At Travelport, he also has held the positions of Group Vice President, Strategy and Business Development, and Chief Operating Officer, Travelport/Orbitz for Business. Prior to joining Travelport, Mr. Ekert's experience in the travel industry included a number of senior finance roles at Continental Airlines. Before Continental, he spent four years as an active duty US Army officer. Mr. Ekert received a BS from the Wharton School of the University of Pennsylvania and a MBA from the University of South Carolina. Mr. Ekert's knowledge of the Company through his service as a Director of the Company, as well as his executive management and business experience in the travel industry, allow him to bring valuable insight and knowledge to the Board.

Peter L. Bloom, age 54, has been a Director of the Company since December 10, 2009. Mr. Bloom is currently an Advisory Director at General Atlantic, where he has worked since 1996. As a Managing Director at General Atlantic, he was responsible for technology due diligence on prospective investments and assistance to the CEO and senior management teams of portfolio companies on technology strategy and guidance on emerging technology trends. Prior to joining General Atlantic, Mr. Bloom spent thirteen years at Salomon Brothers in a variety of roles in both technology and fixed income sales and trading. He received the Carnegie Mellon/AMS Achievement Award in Managing Information Technology for his work managing the technology implementation of a new distributed computing architecture that supported the company's global business operations. He graduated from Northwestern University in 1978 with a B.A. in Computer Studies and Economics. He is a member of Business Executives for National Security and an Associate Founder of Singularity University. He is also a member of the FCC Technical Advisory Council. He is currently the Chairman of DonorsChoose, which was named the most innovative charity in America by Stanford Business School and Amazon. Mr. Bloom is also the co-founder and Chairman of Peak Rescue Institute. He is a member of the board of The Food Bank for New York City and the Cancer Research Institute. Mr. Bloom's knowledge of the Company through his service as a Director of the Company, as well as his executive management and business experience and technology expertise, allow him to bring valuable insight and knowledge to the Board.

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



Richard L. Haver, age 65, has been a Director of the Company since October 8, 2010. Mr. Haver retired from Northrop Grumman Corporation in December 2010 following 10 years of service with Northrop and the TRW component acquired by Northrop in 2002. His position at Northrop Grumman was Vice President for Intelligence Programs. He earned a B.A. degree in History from Johns Hopkins University in 1967. He served on active duty in the U.S. Navy from 1967 to 1973. In 1973, Mr. Haver became a civilian intelligence analyst in the Anti-Submarine Warfare Systems branch at the Naval Intelligence Support Center. In 1976, he was selected as a department head at the Navy Field Operational Intelligence Office (NFOIO), and the next year became the Technical Director of the Naval Ocean Surveillance Information Center. He subsequently held the senior civilian position at NFOIO, serving as Technical Director until assuming the position of Special Assistant to the Director of Naval Intelligence in 1981. He was selected as Deputy Director of Naval Intelligence in June 1985, a position he held until 1989. Mr. Haver was selected by Secretary of Defense Dick Cheney in July 1989 to the position of Assistant to the Secretary of Defense for Intelligence Policy. From 1992 to 1995, he served as the Executive Director for Intelligence Community Affairs. In 1998, he assumed the duties of Chief of Staff of the National Intelligence Council and Deputy to the Assistant Director of Central Intelligence for Analysis and Production. In 1999, Mr. Haver joined TRW as Vice President and Director, Intelligence Programs. He led business development and marketing activities in the intelligence market area for their Systems & Information Technology Group. He also served as liaison to the group's strategic and tactical C3 business units, as well as TRW's Telecommunications and Space & Electronics groups. Mr. Haver was selected by Vice President Cheney to head the Administration's Transition Team for Intelligence and then selected by Secretary of Defense Donald Rumsfeld as the Special Assistant to the Secretary of Defense for Intelligence. He returned to the private sector in 2003. Mr. Haver is now consulting to both government and private industry associated with the National Security and Intelligence fields, volunteer work, and service on various boards and panels. Mr. Haver's knowledge of the Company through his service as a Director of the Company, as well as his executive management and business experience in the intelligence field, allow him to bring valuable insight and knowledge to the Board.

BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended October 31, 2011, the Board of Directors held three regularly scheduled meetings and had no special meetings. The Board of Directors established a Committee of independent Directors during fiscal year 2011. This Committee was established in order to evaluate a potential private placement of the Company's Common Stock to certain of its Directors and other parties, and to subsequently make a recommendation to the Board of Directors with respect to this evaluation. This Committee held five meetings. From time to time, the Board of Directors also acts by unanimous written consent and, during fiscal year 2011, the Board of Directors acted by unanimous written consent two times.

Each of our Directors attended all of the scheduled meetings of the Board and the Committees on which they served. We encourage each of our Directors to attend the Company's Annual Meeting. To that end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our Annual Meeting. All members of the Company's Board of Directors, as of the date of our 2011 Annual Meeting, attended such meeting.

Although the Company is not listed on the NASDAQ Stock Market ("NASDAQ"), the Board of Directors has determined, after considering all the relevant facts and circumstances, that Mr. Graziani, Mr. Whitman, Mr. Schilling, Mr. Morgan, Mr. Ekert, Mr. Bloom, and Mr. Haver are each independent Directors, as "independence" is defined by NASDAQ listing standards.

The Board of Directors presently has standing Audit, Compensation, and Executive Committees, the current membership and principal responsibilities of which are described below. The Board of Directors does not have a formal Nominating Committee; however, all of the Directors review and approve all Director nominees presented to the Board.

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AUDIT COMMITTEE

Members: Mr. Graziani, Mr. Schilling, and Mr. Whitman.

The Audit Committee's responsibilities include the following: approve the registered public accounting firm to be retained by the Company; meet with the Company's registered public accounting firm several times annually to review the scope and the results of the annual audit; receive and consider the auditors' comments as to internal controls, accounting staff, management performance, and procedures performed as well as results obtained in connection with the audit; and periodically review and approve major accounting policies and significant internal control procedures. In addition, the Audit Committee reviews the independence of the registered public accounting firm and its fee for services rendered to the Company and discusses with the registered public accounting firm any other audit-related matters that may arise during the year. The Members of the Audit Committee have been appointed by the Board of Directors. Although the Company is not listed on NASDAQ, all of the Audit Committee Members meet the independence requirements of the NASDAQ listing standards. Additionally, the Board of Directors has determined that Mr. Graziani meets the Securities and Exchange Commission's criteria of an "audit committee financial expert" as set forth in Item 407(d)(5) of Regulation S-K. Mr. Graziani acquired the attributes necessary to meet such criteria by means of having held positions that provided relevant experience.

The Audit Committee held four meetings during fiscal year 2011. The Board of Directors has adopted a Charter to set forth the Audit Committee's responsibilities. The Audit Committee Charter is available on the Company's website at www.passur.com/who-we-are-investors-committees.htm.

REPORT OF THE AUDIT COMMITTEE:

The Board of Directors has appointed an Audit Committee, consisting of three Directors.

The purpose of the Audit Committee is to assist our Board of Directors with the oversight of the integrity of the financial statements of the Company, the Company's compliance with legal and regulatory matters, the registered public accounting firm's qualifications and independence, and the performance of our Company's registered public accounting firm. The Audit Committee oversees the Company's accounting and financial reporting process and audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The registered public accounting firm is responsible for auditing our financial statements and expressing an opinion that the financial statements are in conformity with generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the registered public accounting firm, which is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, and other such matters as are required to be discussed with the registered public accounting firm by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the registered public accounting firm the auditors' independence from management. The Company and the Audit Committee have received the written disclosures and the letter from the registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the registered public accounting firm the registered public accounting firm's independence.

The Audit Committee discussed with the Company's registered public accounting firm the overall scope and plans for their respective audit. The Audit Committee meets with the registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2011.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2011, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's registered public accounting firm.

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

                                  Respectfully submitted,

                                  Paul L. Graziani, Audit Committee Chair
                                  Richard R. Schilling, Audit Committee Member
                                  Bruce N. Whitman, Audit Committee Member

COMPENSATION COMMITTEE

Members: Mr. Graziani, Mr. Schilling, Mr. Whitman, and Mr. Morgan.

The Compensation Committee determines salaries, bonuses, and incentive compensation for the Company's executive officers and has authority to recommend awards of stock options, stock bonuses, and other equity-based compensation to executives, employees, and consultants under the Company's 2009 Stock Incentive Plan (the "Plan"), as amended in fiscal years 2011 and 2010. The Compensation Committee also determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Members of the Compensation Committee have been appointed by the Board of Directors. Mr. Morgan was appointed Chairman at the April 13, 2006 Board of Directors meeting. Although the Company is not listed on NASDAQ, all of the Compensation Committee Members meet the independence requirements of the NASDAQ listing standards. The Compensation Committee held one meeting during fiscal year 2011.

The Company did not employ a compensation consultant during fiscal year 2011.

The Board of Directors has adopted a Charter to set forth the Compensations Committee's responsibilities. The Compensation Committee Charter is available on the Company's website at www.passur.com

EXECUTIVE COMMITTEE

Members: Mr. Gilbert, Mr. Graziani, Mr. Barry, Mr. Morgan, and Mr. Whitman.

The Executive Committee was established in October 1998. The Executive Committee's primary function is to assist management in formulating the Company's strategy and to perform such other duties as may be designated by the Board of Directors. Mr. Whitman was appointed Chairman at the April 13, 2006,
Board of Directors meeting. The Executive Committee held one meeting during fiscal year 2011.

NOMINATING COMMITTEE

In order to ensure that candidates are properly evaluated, the Board believes that a separate nominating committee is not necessary at this time, given the size of the Company, nor would a nominating committee add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a nominating committee at this time.

Currently, the Board performs the functions typical of a nominating committee, including the identification, recruitment, and selection of nominees for election as Directors of the Company. Although the Company is not listed on NASDAQ, Director nominees will be evaluated by the Company's Directors who meet the independence requirements of the NASDAQ listing standards. In selecting nominees for the Board, the Company seeks to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation, and expertise that would allow them to contribute as effective Directors to the Company's governance, and who are willing to serve as Directors of a public company. The Board has no formal policy on the consideration to be given to diversity in the nomination process, other than to seek candidates who have skills and experience that are appropriate to the position and complementary to those of the other Board members or candidates using the criteria identified above.

The Company does not have a specific policy on shareholder-recommended director candidates. The Board believes it is appropriate for the Company not to have such a policy because it prefers to identify and evaluate potential candidates on a case-by-case basis. However, the Board will consider director nominations made by shareholders. The Board's process for evaluating directors nominated by shareholders is the same as the process for evaluating any other director nominees. Shareholders wishing to submit director nominee recommendations for the 2013 Annual Meeting of Shareholders should write via registered, certified or express mail to the Corporate Secretary, Jeffrey P. Devaney, PASSUR Aerospace, Inc., One Landmark Square, Suite 1900, Stamford, Connecticut, 06901. Any such shareholder must meet the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same time frame for submitting a shareholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the shareholder eligibility requirements; (2) the written consent of the candidate(s) for nomination as a director; (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and (4) all information regarding the candidate(s) and the shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted a Code of Ethics and Business Conduct that applies to all officers, Directors, and employees regarding their obligations in the conduct of Company affairs. The Company's Code of Ethics and Business Conduct is available on the Company's website at www.passur.com.

SHAREHOLDER COMMUNICATIONS

Our shareholders may communicate directly with the members of the Board of Directors or the individual chairperson of standing Board committees by writing to those individuals at the following address: PASSUR Aerospace, Inc., One Landmark Square, Suite 1900, Stamford, Connecticut, 06901. The Company's general policy is to forward, and not intentionally screen, any mail received at the Company's corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons. The Board believes that having a separate Chairman allows the Chief Executive Officer, Mr. Barry, to focus on the day-to-day management of the Company while enabling the Board to maintain an independent perspective on the activities of the Company and executive management.

The Company's senior management manages the day-to-day risks facing the Company under the oversight and supervision of the Board, which oversees the Company's risk management strategy, focusing on the adequacy of the Company's risk management and mitigation processes. The Board's role in the risk oversight process includes receiving regular reports from senior management on areas of material risk, including operations, financial, legal, regulatory, strategic, and reputational risks. The full Board receives these reports to enable it to understand the Company's risk identification, risk management, and risk mitigation strategies. While the full Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls. In performing its functions, the Audit Committee has access to management and is able to engage advisors, if deemed necessary. The Board receives regular reports from the Audit Committee regarding its areas of focus.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the current members of the Compensation Committee are officers or employees of the Company or its subsidiary. During fiscal 2011, none of the Company's executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a Director or member of our Compensation Committee. No interlocking relationship, as defined by the Securities Exchange Act of 1934, as amended, exists between the Company's Board of Directors or Compensation Committee, and the board of directors or compensation committee of any other company.

EXECUTIVE OFFICERS

For information with respect to Mr. Barry and Mr. Keller, who are also Directors, see "Election of Directors - Information Concerning Directors and Nominees."

Dr. James A. Cole, age 71, currently serves as Senior Vice President and the Director of Research and Development of the Company, a position he has held since July 1988. Dr. Cole earned a Ph.D. in physics from Johns Hopkins University in 1966. He is a current member of the American Association for the Advancement of Science, American Physical Society, Association for Computing Machinery, Institute of Electrical and Electronic Engineers and IEEE Computer Society. Dr. Cole has been with the Company since 1974.

Jeffrey P. Devaney, age 53, joined the Company as Chief Financial Officer, Treasurer, and Secretary on June 14, 2004. Prior to joining the Company, Mr. Devaney was the Chief Financial Officer at Cierant Corporation from 2002 to 2004. From 2000 to 2001, he was a Controller at SageMaker, Inc. From 1995 to 2000, he was the Controller at Information Management Associates, Inc.

Matthew H. Marcella, age 54, was named Vice President of Software Development on January 15, 2003. Mr. Marcella joined the Company in 2001 from Cityspree Inc., where he served as lead software architect from 2000 to 2001. From 1996 to 2000, he was a Vice President at Deutsche Bank and Nomura Securities. From 1995 to 1996, he was a Technical Officer at UBS Securities.

Ron A. Dunsky, age 49, was named Vice President of Marketing on May 21, 2003. Mr. Dunsky joined the Company in 2001, and initially served as Director of Marketing and New Product Development. Prior to joining the Company, Mr. Dunsky was a Senior Aviation Producer with the New York bureau of ABCNews.com from 2000 to 2001. Prior to ABCNews.com, he was a Senior Aviation Producer with the New York bureau of CNN from 1995 to 2000.

Tina W. Jonas, age 51, joined the Company as Executive Vice President of Operations on July 1, 2010. Prior to joining the Company, Ms. Jonas served as Director of Operations Planning and Analysis at Sikorsky Aircraft Corporation from 2008 to 2010. In that role, Ms. Jonas was responsible for leading and managing Sikorsky's global planning for production and supply chain operations - including production planning for all military, commercial, and aftermarket business. Ms. Jonas's responsibilities also included facilities management for operations worldwide and integrated operations management for $500 million in aftermarket business for Sikorsky. From 2004 to 2008, she served as Undersecretary of Defense, Comptroller, and Chief Financial Officer for the Department of Defense (DOD). Before joining the DOD, she served as Assistant Director and Chief Financial Officer for the Federal Bureau of Investigation from 2002 to 2004.

Thomas White, age 56, was named Senior Vice President of Technology and Air Traffic Management on March 1, 2011. He joined the company in 2007 as a consultant and in 2008 became an employee and the Director of Air Traffic Management. He was promoted to Vice President of Air Traffic Management in 2010. Prior to joining the Company, Mr. White spent 32 years in government service with the FAA and the U.S. Military. Between 2002 and 2007 he was a Senior Manager for the FAA in New York. Before the FAA, he was also a U.S. Army Special Ops helicopter pilot serving with Task Force 160th.

                      COMPENSATION DISCUSSION AND ANALYSIS

            COMPENSATION PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE
                              COMPENSATION PROGRAM

The Compensation Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's named executive officers. In its decision-making, the Compensation Committee is guided by a compensation philosophy designed to reward named executive officers for the achievement of business goals and the maximization of shareholder returns. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent and, where appropriate, the need to invest in the future growth of the business. The compensation program, which provides incentives for named executive officers to achieve the short-term and long-term goals of the Company, comprises four key components: base salary, annual bonus awards, stock option awards, and benefits.

BASE SALARY - Actual salaries are based on individual performance contributions within a tiered salary range for each position that is established through job evaluation and competitive comparisons.

ANNUAL BONUS AWARDS - The Company does not have a formal bonus program for its named executive officers. Bonus awards for named executives are determined by the Compensation Committee on a case by case basis and based on Company performance.

STOCK OPTION AWARDS - The Compensation Committee strongly believes that by providing named executive officers an opportunity to own shares of the Company's Common Stock, the best interests of shareholders and executives will be closely aligned. The number of outstanding stock options held by our named executive officers as of October 31, 2011 is disclosed in the "Equity Awards Outstanding at Fiscal Year-End 2011" table.

BENEFITS - Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include a 401(k) plan, medical, dental, vision, group life, disability, and accidental death and dismemberment insurance. The Chief Executive Officer and Executive Vice President of Operations are provided with a vehicle for business and personal use.

ANALYSIS OF FISCAL YEAR 2011 COMPENSATION DECISIONS

The Compensation Committee determines eligibility for annual salary increases and bonus awards for the Company's named executives, which are not determined pursuant to a specific formula but are based upon its evaluation of overall performance, compensation levels provided to other Company executives, and years of service with the Company. For fiscal year 2011, the Compensation Committee determined that the compensation of Mr. Barry, the Company's Chief Executive Officer, was appropriate based upon an analysis of compensation for similar positions in other companies. During fiscal year 2011 Mr. Barry presented an offer to the Compensation Committee, which was subsequently accepted, to reduce his compensation from $275,000 per annum to $225,000 per annum, attributable to the Company's cost reduction program.

The following tables set forth the compensation of the Chief Executive Officer and the Company's two other most highly compensated executive officers for fiscal years 2011 and 2010, whose total compensation exceeded $100,000 during such year.


                                                                                           CHANGE IN
                                                                                         PENSION VALUE
                                                                  STOCK    NON-EQUITY   AND NONQUALIFIED
                                                                  OPTION INCENTIVE PLAN     DEFERRED       ALL OTHER
NAME AND                       FISCAL                      STOCK  AWARDS  COMPENSATION    COMPENSATION   COMPENSATION
PRINCIPAL POSITION              YEAR    SALARY     BONUS   AWARDS   (1)       (2)           EARNINGS         (3)        TOTAL
------------------------------------------------------------------------------------------------------------------------------




James T. Barry                 2011    $265,000(4)  --       --       --       --              --          $ 9,000     $274,000
President and Chief            2010    $275,000     --       --       --     50,000            --          $12,000     $337,000
Executive Officer
                                                                                                                       $215,000
Dr. James A. Cole              2011    $215,000     --       --       --       --              --            --        $215,000
Senior Vice President of       2010    $215,000     --       --       --       --              --            --
Research and Development

Tina W. Jonas                  2011    $260,000     --       --       --       --              --          $ 15,000    $275,000
Executive Vice President of    2010    $ 87,000(5)  --       --    $236,000    --              --          $  2,000    $325,000
Operations



(1) Represents compensation expense recognized for financial statement reporting purposes for the fair value of stock options in accordance with FASB ASC Topic 718, rather than an amount paid to, or realized by, the named executive officer. In fiscal year 2010, Ms. Jonas was awarded stock options to purchase 100,000 shares of the Company's Common Stock, with a grant date fair value of $236,000, upon joining the Company. The amount of this stock option award was granted to Ms. Jonas based upon an overall compensation package designed to attract a senior executive to join the Company. See "Stock-Based Compensation" in Note 1 to the 2011 and 2010 consolidated financial statements in the Company's Form 10-K for the fiscal years ended October 31, 2011 and 2010, for assumptions made in calculating this amount.

(2)  Represents cash awards.

(3) Represents the Chief Executive Officer's and Executive Vice President of Operations' personal use portion of Company vehicles.

(4) During fiscal year 2011 Mr. Barry presented an offer to the Compensation Committee, which was subsequently accepted, to reduce his compensation from $275,000 per annum to $225,000 per annum, attributable to the Company's cost reduction program. Mr. Barry's original compensation was reinstated February 1, 2012.

(5)  Ms. Jonas joined the Company in fiscal year 2010.

                  FISCAL YEAR 2011 GRANTS OF PLAN-BASED AWARDS

None of the Company's named executive officers were awarded performance-based bonuses, stock options, or equity-based awards during fiscal year 2011.




                                              OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                           NUMBER OF          NUMBER OF
                          SECURITIES         SECURITIES         EQUITY INCENTIVE
                          UNDERLYING         UNDERLYING     PLAN AWARDS: NUMBER OF
                          UNEXERCISED        UNEXERCISED     SECURITIES UNDERLYING  STOCK OPTION   STOCK OPTION
                         STOCK OPTIONS -    STOCK OPTIONS     UNEXERCISED UNEARNED    EXERCISE      EXPIRATION
NAME                      EXERCISABLE      -UNEXERCISABLE     STOCK OPTIONS (#)       PRICE ($)        DATE
----------------------------------------------------------------------------------------------------------------



                             100,000            --                      --              $0.25        4/13/2013
James T. Barry                30,000            --                      --              $0.30         3/7/2014
President and                 67,000            --                      --              $0.51         4/6/2014
Chief Executive Officer       20,000            --                      --              $0.24       11/15/2014
                             -------         -------                 ------
                             217,000            --                      --


                               5,000            --                      --              $0.40       10/21/2012
Dr. James A. Cole             20,000            --                      --              $0.36        7/23/2013
Senior Vice President of      50,000            --                      --              $0.28         6/6/2015
Research and Development      20,000            --                      --              $0.52       12/28/2015
                             -------         -------                 ------
                              95,000            --                      --

Tina W. Jonas                 20,000         80,000                     --              $2.75        6/30/2020
Executive Vice President
of Operations



All stock options held by named executive officers were exercisable at the end of fiscal year 2011, which stock options became exercisable ratably over a three-year period following the applicable grant dates, except for the stock options held by Ms. Jonas, which are exercisable ratably over a five-year period following the applicable grant date, 20,000 of which were exercisable at the end of fiscal year 2011. Stock options expire after the tenth anniversary of the grant date. No unvested stock awards or other equity incentive plan awards (other than stock options) for named executive officers were outstanding at the end of fiscal year 2011.

                             STOCK OPTION EXERCISES

                              STOCK OPTION AWARDS




                              NUMBER OF SHARES                  VALUE REALIZED
 NAME                       ACQUIRED ON EXERCISE                 ON EXERCISE
--------------------------------------------------------------------------------

 Ron A. Dunsky                    40,000                          $107,000
 Matthew H. Marcella              30,000                          $120,000


            PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

The Company does not maintain any defined benefit pension plans or nonqualified deferred compensation plans for its named executive officers.

            POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

All named executive officers of the Company are employed on an at-will basis. There are no contracts, agreements, plans, or arrangements that provide for payments to a named executive officer at, following, or in connection with any termination or change in the named executive officer's responsibilities. Under the Company's 1999 Stock Incentive Plan all stock option and other equity-based awards to named executive officers are vested. No named executive officers have been granted any stock option or other equity-based awards during fiscal year 2011 under the Company's 2009 Stock Incentive Plan, which was included as Exhibit A to the Company's definitive proxy statement for the 2008 fiscal year, filed on April 8, 2009.

                             DIRECTOR COMPENSATION

Directors who are not employees of the Company are paid $500 for each Board of Directors and committee meetings attended in person, except for Mr. Gilbert, who receives an annual retainer as Chairman of the Board in lieu of receiving meeting fees. Mr. Barry and Mr. Keller, who are employees of the Company, receive no additional compensation for their services as Directors of the Company. Directors are reimbursed for expenses they incur to attend meetings of the Board and its committees. Directors receive no additional compensation for committee meetings held on the day of Board of Directors meeting.

Mr. Gilbert receives an annual retainer as Chairman of the Board in lieu of the meeting fees received by the other non-employee Directors due to his contributions to the Company, including assistance with respect to the Company's growth opportunities and customer relationships, as well as his services as Chairman. During fiscal year 2011, Mr. Gilbert offered to reduce his annual retainer from $240,000 per annum to $160,000 per annum, attributable to the Company's cost reduction program. Mr. Gilbert's compensation of $225,000 for fiscal year 2011 was calculated by adding $240,000 per annum for approximately three quarters of the fiscal year and $160,000 per annum for the balance of the fiscal year. Mr. Gilbert's original annual retainer was reinstated February 1, 2012.

Mr. Morgan was awarded stock options to purchase 30,000 shares of the Company's Common Stock upon joining the Board of Directors on September 12, 2005. On that same day, Mr. Graziani and Mr. Whitman were each awarded stock options to purchase 25,000 shares of the Company's Common Stock to compensate for their service on the Executive Committee. On April 13, 2006, to compensate Mr. Whitman, Mr. Morgan, and Mr. Graziani for services as Chairman of the Executive Committee, Chairman of the Compensation Committee, and Chairman of the Audit Committee, respectively, each were awarded stock options to purchase an additional 25,000 shares of the Company's Common Stock. All of the aforementioned stock options vested ratably over a three-year period and were exercised during fiscal year 2010.

Mr. Ekert was awarded stock options to purchase 30,000 shares of the Company's Common Stock, which vest ratably over a five-year period, upon joining the Board of Directors on September 14, 2009. The 30,000 stock option award was granted to Mr. Ekert pursuant to the Company's practice of granting stock options to a new Director upon joining the Board of Directors.

Mr. Bloom was awarded stock options to purchase 30,000 shares of the Company's Common Stock, which vest ratably over a five-year period, upon joining the Board of Directors on December 10, 2009. In addition, on October 31, 2010, Mr. Bloom was awarded stock options to purchase 100,000 shares of Common Stock, with an above market exercise price and which vest ratably over a five-year period, for his role as Chairman of the Technology Advisory Committee. The 30,000 stock option award was granted to Mr. Bloom pursuant to the Company's practice of granting stock options to a new Director upon joining the Board of Directors.

Mr. Haver was awarded stock options to purchase 30,000 shares of the Company's Common Stock, which vest ratably over a five-year period, upon joining the Board of Directors on October 8, 2010. The 30,000 stock option award was granted to Mr. Haver pursuant to the Company's practice of granting stock options to a new Director upon joining the Board of Directors.


                          FISCAL YEAR 2011 DIRECTORS' COMPENSATION

                                                      STOCK OPTION
  NAME                      FEES EARNED  STOCK AWARDS    AWARDS       TOTAL
------------------------------------------------------------------------------

 G.S. Beckwith Gilbert       $225,000         --          --         $225,000
 Richard R. Schilling, Jr.   $    500         --          --         $    500
 Bruce N. Whitman            $    500         --          --         $    500
 Paul L. Graziani            $    500         --          --         $    500
 James J. Morgan             $    500         --          --         $    500
 Kurt J. Ekert               $    500         --          --         $    500
 Peter L. Bloom              $    500         --          --         $    500
 Richard L. Haver            $    500         --          --         $    500

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's Directors, executive officers, and 10% stockholders to file reports of ownership and reports of change in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished, the Company believes that during the fiscal year ended October 31, 2011, the Company's Directors, executive officers, and 10% stockholders filed on a timely basis all reports required by Section 16(a) of the Exchange Act.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of the Company's Common Stock, $0.01 par value, beneficially owned by each Director of the Company, each nominee for Director of the Company, each executive officer of the Company, and all Directors, nominees, and executive officers of the Company, as a group, as of January 27, 2012. Unless otherwise indicated below, each person indicated in the table has sole voting and investment power with respect to all shares included therein.

                                    AMOUNT AND NATURE OF            PERCENT OF
NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP            CLASS (1)

G.S. Beckwith Gilbert                  4,092,563(2)                   57.04
John R. Keller                           194,500(3)                    2.69
Richard R. Schilling, Jr.                 33,000(4)                     .46
Dr. James A. Cole                        179,400(5)                    2.47
Bruce N. Whitman                         357,048                       4.98
Paul L. Graziani                         110,000                       1.53
James J. Morgan                          204,048                       2.84
Kurt J. Ekert                             12,000(6)                     .17
Peter L. Bloom                           151,048(7)                    2.10
Richard L. Haver                           6,000(8)                     .08
James T. Barry                           369,500(9)                    5.00
Jeffrey P. Devaney                        80,000(10)                   1.10
Matthew H. Marcella                      130,000(11)                   1.79
Ron A. Dunsky                            165,000(12)                   2.26
Tina W. Jonas                             20,000(13)                    .28
Thomas White                              36,000(14)                    .50
                                       -------------------------------------
Officers and Directors
  as a Group (16 persons)              6,140,107                      85.29
                                      ======================================

(1) For the purposes of this table, "percent of class" held by each person has been calculated based on a total class equal to the sum of (i) 7,175,140 shares of Common Stock issued and outstanding on January 27, 2012, plus
     (ii) for such person the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after January 27, 2012, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the above table.

(3) Includes 65,000 stock options that are exercisable out of an aggregate 65,000 granted Mr. Keller.

(4) Includes 15,000 stock options that are exercisable out of an aggregate 15,000 granted Mr. Schilling.

(5) Includes 95,000 stock options that are exercisable out of an aggregate 95,000 granted Dr. Cole.

(6) Includes 12,000 stock options that are exercisable out of an aggregate 30,000 granted Mr. Ekert.

(7) Includes 32,000 stock options that are exercisable out of an aggregate 130,000 granted Mr. Bloom.

(8) Includes 6,000 stock options that are exercisable out of an aggregate 30,000 granted Mr. Haver.

(9) Includes 217,000 stock options that are exercisable out of an aggregate 217,000 granted Mr. Barry.

(10) Includes 80,000 stock options that are exercisable out of an aggregate 80,000 granted Mr. Devaney.

(11) Includes 70,000 stock options that are exercisable out of an aggregate 70,000 granted Mr. Marcella.

(12) Includes 125,000 stock options that are exercisable out of an aggregate 125,000 granted Mr. Dunsky.

(13) Includes 20,000 stock options that are exercisable out of an aggregate 100,000 granted Ms. Jonas.

(14) Includes 36,000 stock options that are exercisable out of an aggregate 60,000 granted Mr. White.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the only persons who, to the best knowledge of the Company as derived from such person's filings with the Securities and Exchange Commission, beneficially owned more than 5% of the Common Stock of the Company as of January 27, 2012. Unless otherwise indicated below, each person included in the table has sole voting and investment power with respect to all shares included therein.

                    NAME AND ADDRESS OF         AMOUNT AND NATURE     PERCENT OF
 TITLE OF CLASS      BENEFICIAL OWNER            OF OWNERSHIP          CLASS (1)
--------------------------------------------------------------------------------

Common Stock       G.S. Beckwith Gilbert          4,092,563(2)         57.04
                   One Landmark Square,
                   Suite 1900, Stamford, CT 06901

Common Stock       James T. Barry                   369,500(3)          5.00
                   One Landmark Square,
                   Suite 1900, Stamford, CT 06901

(1) For the purposes of this table, "Percent of Class" held by each person has been calculated based on a total class equal to the sum of (i) 7,175,140 shares of Common Stock issued and outstanding on January 27, 2012, plus (ii) for such person the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after January 27, 2012, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the above table.

(3) Includes 217,000 shares of Common Stock subject to stock options presently exercisable which are held by Mr. Barry.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective November 1, 2008, the Company entered into an agreement, renewing and extending the term of the $13,815,000 notes payable due to G.S. Beckwith Gilbert, the Company's significant shareholder and Chairman, from one year to three years with a maturity of November 1, 2011. Under the agreement, beginning February 1, 2009 and effective through October 31, 2011, the interest rate was increased from 4.5% to 9%, payable as follows: interest at the annual rate of 6%, was payable in cash, and the remaining interest, at the annual rate of 3%, was payable at the option of the Company in cash or "paid in kind" and added to the principal of the notes payable. Annual interest payments were due at October 31 of each fiscal year. During October 2009, the Company entered into an agreement to extend the due date of the interest payment owed to Mr. Gilbert on October 31, 2009 to December 31, 2009. This interest payment was paid in full by the Company prior to the extended due date. During fiscal year 2009, Mr. Gilbert loaned the Company an additional $100,000, bringing the principal amount of the notes payable due to Mr. Gilbert to $13,915,000 on October 31, 2009.

In fiscal year 2010, Mr. Gilbert loaned the Company an additional $1,150,000, which was used in part to fund the prior fiscal year's interest payment, thereby increasing the principal balance of the notes payable to $15,065,000. During fiscal year 2010, the Company paid fiscal year 2010 interest to Mr. Gilbert of $914,000, representing the entire cash portion of the fiscal year 2010 interest due, thereby meeting the cash payment requirements of the loan agreement. Total cash payments for interest made to Mr. Gilbert in fiscal year 2010 were $2,037,000, including the remaining fiscal year 2009 interest payment. The balance of the fiscal year 2010 interest payable of $446,000 was accrued. In October 2010, the Company made a $250,000 principal payment, reducing the loan principal to $14,815,000, resulting in a total of $15,261,000 due to Mr. Gilbert on October 31, 2010.

On May 9, 2011, as a result of the debt conversion agreement entered into between the Company and Mr. Gilbert, the Company's outstanding notes payable to Mr. Gilbert were reduced by $10,000,000, and a new note payable was issued to Mr. Gilbert in the amount of $4,815,000. The new note payable bears a maturity date of November 1, 2014 and an annual interest rate of 9%, payable as follows: interest at the annual rate of 6% will be payable in cash, and the remaining interest of 3% per annum will be payable at the option of the Company in cash or "paid in kind" and added to the principal of the note payable. Interest payments are to be made annually on October 31 of each year. On September 6, 2011, the Company entered into an amendment to the note payable agreement, reducing the annual interest rate from 9% to an annual rate of 6%, payable in cash, and the Company's option to pay the remaining interest of 3% per annum in cash or "paid in kind" was discontinued.

During fiscal year 2011, the Company paid fiscal year 2011 interest to Mr. Gilbert of $912,000, representing the entire fiscal year 2011 interest due, thereby meeting the payment requirements of the loan agreement. Total payments for interest made to Mr. Gilbert in fiscal year 2011 were $1,358,000, including the remaining fiscal year 2010 interest payment.

The Company has received a commitment from Mr. Gilbert, dated January 4, 2012, that if the Company, at any time, is unable to meet its obligations through January 4, 2013, Mr. Gilbert will provide the necessary continuing financial support to the Company in order for the Company to meet such obligations. Such commitment for financial support may be in the form of additional advances or loans to the Company, in addition to the deferral of principal and/or interest payments due on the existing loans, if deemed necessary. The note payable is secured by the Company's assets.

The Company believes that its liquidity is adequate to meet operating and investment requirements through October 31, 2012. During such period the Company does not anticipate borrowing additional funds from Mr. Gilbert, although it has received a commitment from Mr. Gilbert to do so if the Company requires additional funds.

The Company considers any transaction that would require disclosure under Item 404(a) of Regulation S-K to be a related-party transaction. To date, the Company has not adopted a formal written policy with respect to related-party transactions. However, an informal, unwritten policy has been in place whereby all such related-party transactions are reported to, and approved by, the full Board of Directors (other than any interested Director).

          II. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                               FIRM'S APPOINTMENT

The Audit Committee has appointed BDO USA, LLP, to audit the Company's consolidated financial statements for the fiscal year ending October 31, 2012, subject to the ratification of such appointment by the shareholders at the Annual Meeting. Such firm has no financial interest, either direct or indirect, in the Company. The Board of Directors anticipate that representatives from BDO USA, LLP, will attend the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required to ratify the appointment of BDO USA, LLP, as the Company's independent registered public-accounting firm. The Audit Committee is directly responsible for the appointment and retention of the Company's independent registered public-accounting firm. Although ratification by shareholders is not required by the Company's organizational documents or other applicable law, the Audit Committee has determined that requesting the shareholders to ratify the selection of BDO USA, LLP, as the Company's independent registered public-accounting firm is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain BDO USA, LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

AUDIT AND AUDIT RELATED FEES

The aggregate fees billed to the Company for the fiscal years ended October 31, 2011, and 2010, respectively, by the Company's independent registered public-accountants, BDO USA, LLP, are as follows:



                                  2011               2010
                            ---------------- -----------------
Audit fees                      $148,500           $142,000
Audit related fees                 --                  --
Tax fees                          23,750             21,500
                            ---------------- -----------------
Total                           $172,250           $163,500
                            ================ =================

AUDIT FEES:

Fees billed to the Company by BDO USA, LLP, relate to the services rendered for
(i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Report on Form 10-Q for fiscal years ended October 31, 2011, and 2010, respectively.

AUDIT RELATED FEES:

There were no audit related fees billed to the Company by BDO USA, LLP, during fiscal years 2011 and 2010.

TAX FEES:

Tax fees billed to the Company for fiscal years 2011 and 2010 are comprised of fees for preparing federal and state tax returns and related tax compliance matters. The Audit Committee has considered whether the provision of non-audit fees for services is compatible with maintaining the principal accountant's independence.

ALL OTHER FEES:

There were no other fees paid for professional services to the principal accountants for fiscal years 2011 and 2010.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with SEC policies regarding auditor independence, the Audit Committee (the "Audit Committee") has responsibility for appointing, setting the compensation for, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

Prior to engagement of the independent registered public accounting firm, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those not requiring pre-approval based upon the de minimus exception set forth in Section 202(i)(1)(b) of the Sarbanes-Oxley Act of 2002, to be performed by the registered public accounting firm, to the extent required by law, according to established procedures. The Audit Committee may delegate to one or more Audit Committee members the authority to grant pre-approvals for audit and permitted non-audit services to be performed by the registered public accounting firm, provided that the decisions of such members to grant pre-approvals will be presented to the full Audit Committee at its next regularly scheduled meeting.

All of the services provided by BDO USA, LLP, as described above were approved by the Company's Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF BDO USA, LLP, AS REGISTERED PUBLIC ACCOUNTING FIRM.

                                 OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

Pursuant to SEC Rule 14a-8, shareholder proposals intended for inclusion in our fiscal year 2012 proxy statement and acted upon at our 2013 Annual Meeting of Shareholders (the "2013 Annual Meeting"), must be received by us at our executive offices at One Landmark Square, Suite 1900, Stamford, Connecticut 06901, Attention: Corporate Secretary, on or prior to November 5, 2012.

Rule 14a-4 of the Securities Exchange Act of 1934, as amended, governs our use of discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our Annual Meeting of stockholders to be held in 2013, if we are not provided notice of a stockholder proposal prior to January 21, 2013, we will be permitted to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

The fiscal year 2011 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), including the financial statements for the fiscal year ended October 31, 2011, is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. The Notice of Annual Meeting of Shareholders, this proxy statement, and our fiscal year 2011 Annual Report on Form 10-K and the exhibits filed with it, are also available at our website at http://www.passur.com/who-we-are-investors-sec-filings.htm. Upon request by any shareholder to our Corporate Secretary at the address listed above, we will furnish a copy of our fiscal year 2011 Annual Report on Form 10-K without charge, and copies of any or all exhibits to the fiscal year 2011 Annual Report on Form 10-K for a charge of $50.

                   DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

We and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request by mail to Corporate Secretary, Jeffrey P. Devaney, PASSUR Aerospace, Inc., One Landmark Square, Suite 1900, Stamford, Connecticut, 06901, or by calling (203) 622-4086. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

By order of the Board of Directors,

                                     PROXY
                             PASSUR AEROSPACE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             PASSUR AEROSPACE, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 10, 2012. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 31, 2011 are available on our website at http://www.passur.com/who-we-are-investors-sec-filings.htm.

The undersigned stockholder hereby appoints G.S. Beckwith Gilbert and James T. Barry or either of them, each with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of PASSUR Aerospace, Inc. (the "Company"), to be held at 11:00 a.m., local time, on April 10, 2012, at One Landmark Square, Suite 1900, Stamford, Connecticut, or at any adjournment or postponement thereof, and to vote, as designated on this proxy, all shares of Common Stock of the Company owned of record by the undersigned at the close of business on February 24, 2012, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

The Board of Directors recommends you vote FOR the following proposals:

    (1) ELECTION OF DIRECTORS

FOR all nominees listed below           WITHHOLD AUTHORITY to vote for all
(except as marked to the contrary)      nominees listed below


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

G.S. Beckwith Gilbert

James T. Barry

John R. Keller

Paul L. Graziani

Richard R. Schilling, Jr.

Bruce N. Whitman

James J. Morgan

Kurt J. Ekert

Peter L. Bloom

Richard L. Haver

(2) TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT AUDITORS

                        FOR       AGAINST       ABSTAIN

           (Continued and to be Signed and Dated on the Reverse Side)

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

UNLESS OTHERWISE INDICATED ABOVE OR UNLESS THIS PROXY IS REVOKED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE RATIFICATION OF BDO USA, LLP AS INDEPENDENT AUDITORS.

                                     Date: _____________________________________

                                     X _________________________________________

                                     X _________________________________________

(IMPORTANT: Please sign exactly as your name or names appear on the label affixed hereto, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.)